Charles M. Shaffer
Executive Vice President
Chief Operating Officer and
Chief Financial Officer
(772) 221-7003
Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS RECORD THIRD QUARTER 2019 EARNINGS RESULTS
Net Income Increased 57% Year-Over-Year to $25.6 Million
Improved Operating Leverage and Strong Performance in Both Commercial and Mortgage Banking Highlight 3Q Results

STUART, Fla., October 24, 2019 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida (“Seacoast” or the "Company”) (NASDAQ: SBCF) today reported third quarter 2019 net income of $25.6 million, or $0.49 per diluted share, up 57% or $9.3 million year-over-year. Seacoast reported third quarter 2019 adjusted net income1 of $27.7 million, or $0.53 per diluted share, an increase of 57% or $10.1 million compared to the third quarter of 2018.

For the third quarter of 2019, return on average tangible assets was 1.61%, return on average tangible shareholders’ equity was 14.7%, and the efficiency ratio was 48.6%, compared to 1.50%, 14.3% and 53.5%, respectively, in the prior quarter and 1.18%, 12.0%, and 57.0%, respectively, in the third quarter of 2018. Adjusted return on average tangible assets1 was 1.67%, adjusted return on average tangible shareholders’ equity1 was 15.3%, and the adjusted efficiency ratio1 was 49.0%, compared to 1.59%, 15.2%, and 51.4%, respectively, in the prior quarter, and 1.22%, 12.4%, and 56.3%, respectively, in the third quarter of 2018.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said, "During the third quarter, Seacoast reported a record $25.6 million in net income. Both our mortgage and commercial banking units showed continued momentum in the quarter, with robust loan originations generating disciplined growth in loan outstandings and a new record in mortgage banking fees. We are generating this growth and improving our operating leverage, all while delivering a highly disciplined credit portfolio."

Charles M. Shaffer, Seacoast’s Chief Operating Officer and Chief Financial Officer, said, “We continue to steadily build shareholder value through consistent growth in our tangible book value per share, ending the period at $14.30, an increase of 19% compared to one year prior. Year to date, we have generated 11% operating leverage, with adjusted revenues1 increasing 18%, and adjusted noninterest expense1 increasing 7%, in spite of a more challenging interest rate environment. Despite two reductions in the Federal Reserve overnight rate and a declining 10-year treasury rate, our net interest margin, excluding the discount on purchased loans, decreased only 3 basis points, a testament to the high quality balance sheet we continue to cultivate. This balance sheet is fortified with a robust capital base, strong asset quality, and a prudent liquidity position. We ended the quarter with a tangible common equity ratio of 11.1% supporting our ability to deploy capital for organic growth and opportunistic acquisitions. As the banking and economic cycle continues to mature, Seacoast is committed to maintaining its fortress balance sheet, built around strong capital and strict credit underwriting.”

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Third Quarter 2019 Financial Highlights
Income Statement

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Net income was $25.6 million, or $0.49 per diluted share, compared to $23.3 million, or $0.45, for the prior quarter and $16.3 million, or $0.34, for the third quarter of 2018. For the nine months ended September 30, 2019, net income was $71.6 million, or $1.38 per diluted share, compared to $51.3 million, or $1.07, for the nine months ended September 30, 2018. Adjusted net income[1] was $27.7 million, or $0.53 per diluted share, compared to $25.8 million, or $0.50, for the prior quarter and $17.6 million, or $0.37, for the third quarter of 2018. For the nine months ended September 30, 2019, adjusted net income[1] was $77.8 million, or $1.50 per diluted share, compared to $55.2 million, or $1.15, for the nine months ended September 30, 2018.

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Net revenues were $74.9 million, an increase of $1.2 million, or 2%, compared to the prior quarter, and an increase of $11.0 million, or 17%, compared to the third quarter of 2018. For the nine months ended September 30, 2019, net revenues were $222.2 million, an increase of $33.4 million, or 18%, compared to the nine months ended September 30, 2018. Adjusted revenues[1] were $74.8 million, an increase of $0.6 million, or 1%, from the prior quarter and an increase of $10.9 million, or 17%, from the third quarter of 2018. For the nine months ended September 30, 2019, adjusted revenues[1] were $222.6 million, an increase of $33.5 million, or 18%, compared to the nine months ended September 30, 2018.

•
Net interest income totaled $60.9 million, an increase of $0.8 million, or 1%, from the prior quarter and an increase of $9.4 million, or 18%, from the third quarter of 2018. For the nine months ended September 30, 2019, net interest income was $181.9 million, an increase of $30.3 million, or 20%, compared to the nine months ended September 30, 2018.

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Net interest margin was 3.89% in the third quarter of 2019, 3.94% in the second quarter of 2019 and 3.82% in the third quarter of 2018. Quarter-over-quarter, the yield on loans contracted 10 basis points, the yield on securities contracted 4 basis points, and the cost of deposits decreased 3 basis points. The impact on net interest margin from accretion of purchase discounts on acquired loans was 25 basis points in the third quarter of 2019, compared to 27 basis points in the prior quarter and 18 basis points in the third quarter of 2018. The Federal Reserve reduced the overnight rate twice by 25 basis points during the third quarter and the 10-year treasury rate fell by approximately 30 basis points, resulting in lower new earning asset yields and further declines in our variable rate earning asset portfolios. This was partially offset by our success in lowering the cost of funding, the result of our focus on maintaining deposit pricing discipline.

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Noninterest income totaled $13.9 million, an increase of $0.4 million, or 3%, compared to the prior quarter and an increase of $1.7 million, or 13%, from the third quarter of 2018. For the nine months ended September 30, 2019, noninterest income was $40.4 million, an increase of $3.0 million, or 8%, compared to the nine months ended September 30, 2018. Changes in noninterest income from the second quarter of 2019 consisted of the following:

◦	Mortgage banking fees increased by $0.4 million, reflecting the combination of increased refinance activity due to lower long term rates and a greater focus on generating saleable volume.

◦	Interchange income decreased by $0.2 million, reflecting lower customer activity as a result of Hurricane Dorian.

◦	Other noninterest income includes a $1.0 million BOLI death benefit.

◦	During the quarter, $49.6 million of securities were sold with an average yield of 1.85%, resulting in a loss of $0.9 million. These funds were reinvested at an average yield of 2.65%.

•	The provision for loan losses was $2.3 million compared to $2.6 million in the prior quarter and $5.8 million in the third quarter of 2018.

•
Noninterest expense was $38.6 million, a decrease of $2.4 million, or 6%, compared to the prior quarter, the result of our proven success at disciplined cost control, and an increase of $1.2 million, or 3%, from the third quarter of 2018. For the nine months ended September 30, 2019, noninterest expense was $122.7 million, an increase of $9.9 million, or 9%, compared to the nine months ended September 30, 2018. Changes from the second quarter of 2019 in noninterest expense consisted of the following:

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

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Salaries and wages decreased by $0.8 million. The second quarter's results included $1.1 million of one-time severance costs associated with the previously announced expense reduction initiative. Offsetting in the current quarter were additional incentives aligned with driving continued earnings growth.

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Our continued proactive focus on efficiency and streamlining operations resulted in an additional $1.4 million in operating expense reductions from several expense categories, including $0.4 million in occupancy, $0.4 million in legal and professional fees, $0.3 million in telephone and data lines and $0.3 million in marketing.

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During the third quarter, the FDIC announced the achievement of their target deposit insurance reserve ratio, resulting in our ability to apply previously awarded credits to our deposit insurance assessment. This resulted in $0.3 million in lower FDIC assessment expense for the quarter. The Company has remaining credits of $1.2 million, which will be applied to future assessments if the FDIC’s reserve ratio remains above the target threshold.

◦
In late August, communities across our footprint prepared for the potential landfall of Hurricane Dorian. To ensure the safety of our associates and customers and to maintain uninterrupted digital and telephone access for our customers, we executed on our business continuity plans, transitioned operational activities to our backup facility, and closed our branches and corporate offices for one business day. Florida was ultimately spared a direct hit and our expenses, which were limited to preparing physical locations and to standing up the offsite operations hub, totaled $0.1 million.

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Seacoast recorded $8.5 million in income tax expense in the third quarter of 2019, compared to $6.9 million in the prior quarter and $4.4 million in the third quarter of 2018. In September 2019, the State of Florida announced a reduction in the corporate income tax rate from 5.5% to 4.458% for the years 2019, 2020 and 2021. This change resulted in additional income tax expense of $1.1 million upon the write down of deferred tax assets affected by the change, offset by a $0.4 million benefit upon adjusting the year-to-date provision to the new statutory tax rate.  Tax benefits related to stock-based compensation were negligible in the third quarter of 2019, compared to $0.1 million in the prior quarter and $0.4 million in the third quarter of 2018.

•	Year to date adjusted revenues[1] increased 18% compared to prior year while adjusted noninterest expense[1] increased 7%, generating 11% operating leverage.

•
The efficiency ratio was 48.6% compared to 53.5% in the prior quarter and 57.0% in the third quarter of 2018. The adjusted efficiency ratio[1] was 49.0% compared to 51.4% in the prior quarter and 56.3% in the third quarter of 2018. The reduction in both ratios was the outcome of our continued focus on streamlining operations, in combination with driving top-line revenue growth.

Balance Sheet

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At September 30, 2019, the Company had total assets of $6.9 billion and total shareholders' equity of $962.7 million. Book value per share was $18.70 and tangible book value per share was $14.30, compared to $18.08 and $13.65, respectively, at June 30, 2019 and $15.50 and $12.01, respectively, at September 30, 2018. Year-over-year, tangible book value per share increased 19%, evidencing our commitment to building shareholder value.

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Debt securities totaled $1.2 billion at September 30, 2019, a decrease of $7.5 million compared to the prior quarter and a decrease of $96.1 million from September 30, 2018. During the quarter, $49.6 million of securities were sold, with an average yield of 1.85%, resulting in a loss of $0.9 million. Purchases of securities during the quarter totaled $77.0 million at an average yield of 2.65%.

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Loans totaled $5.0 billion at September 30, 2019, an increase of $98.2 million, or 2.0%, compared to the prior quarter, and an increase of $927.0 million, or 23%, from September 30, 2018. Changes in total loans consisted of the following:

◦
New loan originations of $488 million, compared to $407 million in the prior quarter, resulted in net loan growth in the quarter of 8% on an annualized basis. Excluding the impact of the First Green acquisition in October 2018, loan outstandings have grown 7% year-over-year.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

◦
Commercial originations during the third quarter of 2019 were $282.2 million, an increase of $125.3 million, or 80%, compared to the second quarter of 2019 and an increase of $151.2 million, or 115%, compared to the third quarter of 2018. Increases in loan production reflect the addition of business bankers across the Company's footprint, solid execution by the legacy banking team, and higher customer loan demand due to lower long term interest rates. The third quarter of 2019 results include the opportunistic purchase of a $52.1 million commercial real estate loan portfolio.

◦
Closed residential loans retained in the portfolio for the third quarter of 2019 were $22.4 million, down 57% from the second quarter of 2019 and down 72% from the third quarter of 2018. Closed residential loans sold for the third quarter of 2019 were $80.8 million, up 32% from the second quarter of 2019 and up 45% from the third quarter of 2018.

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Consumer and small business originations for the third quarter of 2019 were $103.1 million, a decrease of 24% compared to the second quarter of 2019 and a decrease of 18% compared to the third quarter of 2018.

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We continue to manage carefully the Company's exposure to commercial real estate. Construction and land development and commercial real estate loans remain well below regulatory guidance at 42% and 204% of total bank-level risk based capital, respectively, down from 51% and 205%, respectively, in the second quarter of 2019. On a consolidated basis, construction and land development and commercial real estate loans represent 39% and 191%, respectively, of total consolidated risk based capital.

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The funded balances of our top 10 and top 20 relationships represented 19% and 33%, respectively, of total consolidated risk based capital, down from 21% and 38% compared to the third quarter of 2018 and down from 32% and 53% compared to the third quarter of 2016. Our largest committed exposure totals $30 million and our average commercial loan size is $350,000.

•	Pipelines (loans in underwriting and approval or approved and not yet closed) increased over the prior quarter, totaling $504.6 million as of September 30, 2019.

◦	Commercial pipelines were $359.7 million, an increase of 38% sequentially and 83% compared to the prior year.

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Retained residential pipelines were $43.4 million, significantly higher than the prior quarter, the result of a test launch of a correspondent mortgage banking channel focused on acquiring mass affluent, affluent and ultra-high net worth Florida customers.

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Saleable residential pipelines were $35.1 million, a decrease of 25% sequentially and an increase of 94% compared to the prior year. The decrease in the saleable pipeline from the prior quarter reflects slowing refinance activity late in the quarter.

◦	Consumer and small business pipelines were $66.3 million, an increase of 1% sequentially and an increase of 11% compared to the prior year.

•	Total deposits were $5.7 billion as of September 30, 2019, an increase of $131.9 million, or 2%, sequentially and an increase of $1.0 billion, or 22%, from the prior year.

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Interest-bearing deposits (interest-bearing demand, savings and money market deposits) increased year-over-year $400.7 million, or 17%, to $2.8 billion, noninterest bearing demand deposits increased $164.2 million, or 11%, to $1.7 billion, and CDs increased $464.7 million, or 62%, to $1.2 billion.

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Third quarter balances reflect an increase from the prior quarter of $189.4 million in brokered deposits. We continue to actively manage our mix of brokered deposits and advances from the Federal Home Loan Bank to obtain the most advantageous rates.

◦
Overall cost of deposits decreased to 73 basis points from 76 basis points in the prior quarter, reflecting the impact of the Federal Reserve's interest rate cuts and our focus on maintaining deposit pricing discipline.

•
Third quarter return on average tangible assets (ROTA) was 1.61%, compared to 1.50% in the prior quarter and 1.18% in the third quarter of 2018. Adjusted ROTA[1] was 1.67% compared to 1.59% in the prior quarter and 1.22% in the third quarter of 2018.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Capital

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Third quarter return on average tangible common equity (ROTCE) was 14.7%, compared to 14.3% in the prior quarter and 12.0% in the third quarter of 2018. Adjusted ROTCE[1] was 15.3% compared to 15.2% in the prior quarter and 12.4% in the third quarter of 2018.

•	The tier 1 capital ratio was 14.9%, total capital ratio was 15.5% and the tier 1 leverage ratio was 12.0% at September 30, 2019.

•	Tangible common equity to tangible assets was 11.1% at September 30, 2019, compared to 10.7% at June 30, 2019 and 9.9% at September 30, 2018.
Asset Quality

•	Nonperforming loans to total loans outstanding was 0.52% at September 30, 2019, 0.47% at June 30, 2019, and 0.64% at September 30, 2018.

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Nonperforming assets to total assets was 0.58% at September 30, 2019, 0.50% at June 30, 2019 and 0.52% at September 30, 2018. Nonperforming assets increased by $5.8 million to $39.6 million in the third quarter of 2019, primarily the result of five customer relationships moving to nonperforming status, all of which are either fully collateralized or previously written down to realizable values.

•
The ratio of allowance for loan losses to total loans was 0.67% at September 30, 2019, 0.69% at June 30, 2019, and 0.83% at September 30, 2018. The ratio of allowance for loan losses to non-acquired loans was 0.84% at September 30, 2019, 0.87% at June 30, 2019, and 0.98% at September 30, 2018.

•	Net charge-offs were $2.1 million or 0.17% of average loans for the third quarter of 2019 compared to $1.8 million, or 0.15% of average loans in the prior quarter.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS			(Unaudited)
(Amounts in thousands except per share data)
	Quarterly Trends

	3Q'19	2Q'19	1Q'19	4Q'18	3Q'18
Selected Balance Sheet Data:
Total Assets	$6,890,645	$6,824,886	$6,783,389	$6,747,659	$5,930,934
Gross Loans	4,986,289	4,888,139	4,828,441	4,825,214	4,059,323
Total Deposits	5,673,141	5,541,209	5,605,578	5,177,240	4,643,510

Performance Measures:
Net Income	$25,605	$23,253	$22,705	$15,962	$16,322
Net Interest Margin	3.89%	3.94%	4.02%	4.00%	3.82%
Average Diluted Shares Outstanding	51,935	51,952	52,039	51,237	48,029
Diluted Earnings Per Share (EPS)	$0.49	$0.45	$0.44	$0.31	$0.34
Return on (annualized):
Average Assets (ROA)	1.49%	1.38%	1.36%	0.96%	1.10%
Average Tangible Assets (ROTA)	1.61	1.50	1.48	1.05	1.18
Average Tangible Common Equity (ROTCE)	14.73	14.30	14.86	10.94	12.04
Efficiency Ratio	48.62	53.48	56.55	65.76	57.04

Adjusted Operating Measures[1]:
Adjusted Net Income	$27,731	$25,818	$24,205	$23,893	$17,626
Adjusted Diluted EPS	0.53	0.50	0.47	0.47	0.37
Adjusted ROTA	1.67%	1.59%	1.50%	1.49%	1.22%
Adjusted ROTCE	15.30	15.17	15.11	15.44	12.43
Adjusted Efficiency Ratio	48.96	51.44	55.81	54.19	56.29
Adjusted Noninterest Expenses as a
Percent of Average Tangible Assets	2.22	2.34	2.55	2.46	2.48

Other Data:
Market capitalization[2]	$1,303,010	$1,309,158	$1,354,759	$1,336,415	$1,380,275
Full-time equivalent employees	867	852	902	902	835
Number of ATMs	80	81	84	87	86
Full service banking offices	48	49	50	51	49
Registered online users	107,241	104,017	102,274	99,415	94,400
Registered mobile devices	96,384	92,281	87,844	83,151	73,300
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP
[2]Common shares outstanding multiplied by closing bid price on last day of each period

Vision 2020
We remain confident in our ability to achieve our Vision 2020 targets announced in February 2017.

Vision 2020 Targets
Return on Tangible Assets	1.30% +
Return on Tangible Common Equity	16% +
Efficiency Ratio	Below 50%
Since announcing our Vision 2020 targets in February 2017, we have achieved a compounded annual growth rate in tangible book value per share of 13%, steadily building shareholder value.
Third Quarter Operating Highlights
Modernizing How We Sell

•	During the quarter the Company achieved record commercial and residential loan originations and pipelines are strong entering the fourth quarter.

•
Late in the quarter, the Company began testing a correspondent mortgage banking channel focused on acquiring mass affluent, affluent, and ultra-high net worth Florida customers. Our objective is to acquire customers using this channel and expand the value of these high quality relationships using data driven analytics.

•
Seacoast has partnered with a leading consumer insights firm to capture and analyze feedback from our customers. Program implementation and launch were completed in the third quarter with the objective of identifying additional customer opportunities.

Lowering Our Cost to Serve

•	In the third quarter of 2019, average deposits per banking center exceeded $118.2 million, up from $94.8 million during the same period last year.

•	Seacoast consolidated one banking center location in the third quarter of 2019, in addition to the two locations consolidated earlier this year.

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Seacoast has reduced its physical footprint by 20% to meet the evolving needs of customers in the most cost-effective manner. This reduction was achieved ahead of plan due to successful M&A and the repositioning of the banking center network in strategic growth markets.

Driving Improvements in How Our Business Operates

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Earlier this year Seacoast further enhanced its interactive voice response (IVR) system in its Florida-based Customer Support Center. The system provides customers with additional secure, self-serve options and expedited call routing processes. This investment provides added scalability and elevates the customer experience.

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Late last year Seacoast launched a large-scale initiative to implement a fully digital loan origination platform across all business banking units. Implementation and launch were completed in the second quarter and full conversion from the legacy system was completed in the third quarter. This investment should lead to further gains in operational efficiency and banker productivity in 2020 and beyond.

Scaling and Evolving Our Culture

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Seacoast continues to invest in business bankers. In the third quarter Seacoast on-boarded three new bankers, 18 year to date, in order to fully support the strong markets we serve. Seacoast has a robust pipeline of talent entering the fourth quarter of 2019 and will continue to opportunistically add top-tier bankers in the Tampa and South Florida markets.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on October 25, 2019 at 10:00 a.m. (Eastern Time) to discuss the third quarter 2019 earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2513 (passcode: 6648 701; host: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast's website at www.SeacoastBanking.com     by selecting "Presentations" under the heading "News/Events" A replay of the call will be available for one month, beginning late afternoon of October 25, 2019 by dialing (888) 843-7419 (domestic) and using passcode: 6648 701#.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at www.SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of October 25, 2019, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $6.9 billion in assets and $5.7 billion in deposits as of September 30, 2019. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, and 48 traditional branches of its locally-branded, wholly-owned subsidiary bank, Seacoast Bank. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities and loans; changes in borrower credit risks and payment behaviors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry; our concentration in commercial real estate loans; the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of our investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; our ability to identify and address increased cybersecurity risks; inability of our risk management framework to manage risks associated with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters or other catastrophic events that may affect general economic conditions; unexpected outcomes of, and the costs associated with, existing or new litigation involving us; our ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2018, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except ratios and per share data)	3Q'19	2Q'19	1Q'19	4Q'18	3Q'18	3Q'19	3Q'18

Summary of Earnings
Net income	$25,605	$23,253	$22,705	$15,962	$16,322	$71,563	$51,313
Adjusted net income[1]	27,731	25,818	24,205	23,893	17,626	77,754	55,192
Net interest income[2]	61,027	60,219	60,861	60,100	51,709	182,107	151,856
Net interest margin[2,3]	3.89%	3.94%	4.02%	4.00%	3.82%	3.95%	3.79%

Performance Ratios
Return on average assets-GAAP basis[3]	1.49%	1.38%	1.36%	0.96%	1.10%	1.41%	1.17%
Return on average tangible assets-GAAP basis[3,4]	1.61	1.50	1.48	1.05	1.18	1.53	1.25
Adjusted return on average tangible assets[1,3,4]	1.67	1.59	1.50	1.49	1.22	1.59	1.29

Return on average shareholders' equity-GAAP basis[3]	10.73	10.23	10.47	7.65	8.89	10.48	9.65
Return on average tangible common equity-GAAP basis[3,4]	14.73	14.30	14.86	10.94	12.04	14.63	13.14
Adjusted return on average tangible common equity[1,3,4]	15.30	15.17	15.11	15.44	12.43	15.20	13.54
Efficiency ratio[5]	48.62	53.48	56.55	65.76	57.04	52.85	57.75
Adjusted efficiency ratio[1]	48.96	51.44	55.81	54.19	56.29	52.05	56.88
Noninterest income to total revenue (excluding securities losses)	19.53	18.93	17.45	17.97	19.31	18.64	19.84
Tangible common equity to tangible assets[4]	11.05	10.65	10.18	9.72	9.85	11.05	9.85
Average loan-to-deposit ratio	88.35	87.27	90.55	89.14	86.25	88.70	84.62
End of period loan-to-deposit ratio	88.36	88.53	86.38	93.43	87.77	88.36	87.77

Per Share Data
Net income diluted-GAAP basis	$0.49	$0.45	$0.44	$0.31	$0.34	$1.38	$1.07
Net income basic-GAAP basis	0.50	0.45	0.44	0.32	0.35	1.39	1.09
Adjusted earnings[1]	0.53	0.50	0.47	0.47	0.37	1.50	1.15

Book value per share common	18.70	18.08	17.44	16.83	15.50	18.70	15.50
Tangible book value per share	14.30	13.65	12.98	12.33	12.01	14.30	12.01
Cash dividends declared	—	—	—	—	—	—	—

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'19	2Q'19	1Q'19	4Q'18	3Q'18	3Q'19	3Q'18

Interest on securities:
Taxable	$8,802	$8,933	$9,119	$9,528	$9,582	$26,854	$28,332
Nontaxable	131	143	151	200	225	425	684
Interest and fees on loans	63,092	62,288	62,287	59,495	48,713	187,667	140,489
Interest on federal funds sold and other investments	800	873	918	835	634	2,591	1,835
Total Interest Income	72,825	72,237	72,475	70,058	59,154	217,537	171,340

Interest on deposits	4,334	4,825	3,873	3,140	2,097	13,032	5,623
Interest on time certificates	6,009	5,724	4,959	3,901	2,975	16,692	7,783
Interest on borrowed money	1,534	1,552	2,869	3,033	2,520	5,955	6,403
Total Interest Expense	11,877	12,101	11,701	10,074	7,592	35,679	19,809

Net Interest Income	60,948	60,136	60,774	59,984	51,562	181,858	151,531
Provision for loan losses	2,251	2,551	1,397	2,342	5,774	6,199	9,388
Net Interest Income After Provision for Loan Losses	58,697	57,585	59,377	57,642	45,788	175,659	142,143

Noninterest income:
Service charges on deposit accounts	2,978	2,894	2,697	3,019	2,833	8,569	8,179
Trust fees	1,183	1,147	1,017	1,040	1,083	3,347	3,143
Mortgage banking fees	2,127	1,734	1,115	809	1,135	4,976	3,873
Brokerage commissions and fees	449	541	436	468	444	1,426	1,264
Marine finance fees	152	201	362	185	194	715	1,213
Interchange income	3,206	3,405	3,401	3,198	3,119	10,012	9,137
BOLI income	928	927	915	1,091	1,078	2,770	3,200
SBA gains	569	691	636	519	473	1,896	1,955
Other	3,198	2,503	2,266	2,810	1,980	7,967	5,542
	14,790	14,043	12,845	13,139	12,339	41,678	37,506
Securities losses, net	(847)	(466)	(9)	(425)	(48)	(1,322)	(198)
Total Noninterest Income	13,943	13,577	12,836	12,714	12,291	40,356	37,308

Noninterest expenses:
Salaries and wages	18,640	19,420	18,506	22,172	17,129	56,566	48,939
Employee benefits	2,973	3,195	4,206	3,625	3,205	10,374	9,320
Outsourced data processing costs	3,711	3,876	3,845	5,809	3,493	11,432	10,565
Telephone / data lines	603	893	811	602	624	2,307	1,879
Occupancy	3,368	3,741	3,807	3,747	3,214	10,916	9,647
Furniture and equipment	1,528	1,544	1,757	2,452	1,367	4,829	4,292
Marketing	933	1,211	1,132	1,350	1,139	3,276	3,735
Legal and professional fees	1,648	2,033	2,847	3,668	2,019	6,528	6,293
FDIC assessments	56	337	488	571	431	881	1,624
Amortization of intangibles	1,456	1,456	1,458	1,303	1,004	4,370	2,997
Foreclosed property expense and net (gain)/loss on sale	262	(174)	(40)	—	(136)	48	461
Other	3,405	3,468	4,282	4,165	3,910	11,155	13,057
Total Noninterest Expense	38,583	41,000	43,099	49,464	37,399	122,682	112,809

Income Before Income Taxes	34,057	30,162	29,114	20,892	20,680	93,333	66,642
Income taxes	8,452	6,909	6,409	4,930	4,358	21,770	15,329

Net Income	$25,605	$23,253	$22,705	$15,962	$16,322	$71,563	$51,313

Per share of common stock:

Net income diluted	$0.49	$0.45	$0.44	$0.31	$0.34	$1.38	$1.07
Net income basic	0.50	0.45	0.44	0.32	0.35	1.39	1.09
Cash dividends declared	—	—	—	—	—	—	—

Average diluted shares outstanding	51,935	51,952	52,039	51,237	48,029	51,996	47,903
Average basic shares outstanding	51,473	51,446	51,359	50,523	47,205	51,426	47,108

CONDENSED CONSOLIDATED BALANCE SHEETS		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2019	2019	2019	2018	2018

Assets
Cash and due from banks	$106,349	$97,792	$98,270	$92,242	$101,920
Interest bearing deposits with other banks	25,911	61,987	105,741	23,709	3,174
Total Cash and Cash Equivalents	132,260	159,779	204,011	115,951	105,094

Time deposits with other banks	4,579	4,980	8,174	8,243	9,813

Debt Securities:
Available for sale (at fair value)	920,811	914,615	877,549	865,831	923,206
Held to maturity (at amortized cost)	273,644	287,302	295,485	357,949	367,387
Total Debt Securities	1,194,455	1,201,917	1,173,034	1,223,780	1,290,593

Loans held for sale	26,768	17,513	13,900	11,873	16,172

Loans	4,986,289	4,888,139	4,828,441	4,825,214	4,059,323
Less: Allowance for loan losses	(33,605)	(33,505)	(32,822)	(32,423)	(33,865)
Net Loans	4,952,684	4,854,634	4,795,619	4,792,791	4,025,458

Bank premises and equipment, net	67,873	68,738	70,412	71,024	63,531
Other real estate owned	13,593	11,043	11,921	12,802	4,715
Goodwill	205,286	205,260	205,260	204,753	148,555
Other intangible assets, net	21,318	22,672	23,959	25,977	16,508
Bank owned life insurance	125,277	125,233	124,306	123,394	122,561
Net deferred tax assets	17,168	19,353	24,647	28,954	25,822
Other assets	129,384	133,764	128,146	128,117	102,112
Total Assets	$6,890,645	$6,824,886	$6,783,389	$6,747,659	$5,930,934

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,652,927	$1,669,804	$1,676,009	$1,569,602	$1,488,689
Interest-bearing demand	1,115,455	1,124,519	1,100,477	1,014,032	912,891
Savings	528,214	519,732	508,320	493,807	451,958
Money market	1,158,862	1,172,971	1,192,070	1,173,950	1,036,940
Other time certificates	537,183	553,107	539,202	513,312	411,208
Brokered time certificates	458,418	268,998	367,841	220,594	192,182
Time certificates of more than $250,000	222,082	232,078	221,659	191,943	149,642
Total Deposits	5,673,141	5,541,209	5,605,578	5,177,240	4,643,510

Securities sold under agreements to repurchase	70,414	82,015	148,005	214,323	189,035
Federal Home Loan Bank borrowings	50,000	140,000	3,000	380,000	261,000
Subordinated debt	71,014	70,944	70,874	70,804	70,734
Other liabilities	63,398	60,479	59,508	41,025	33,824
Total Liabilities	5,927,967	5,894,647	5,886,965	5,883,392	5,198,103

Shareholders' Equity
Common stock	5,148	5,146	5,141	5,136	4,727
Additional paid in capital	784,661	782,928	780,680	778,501	668,711
Retained earnings	168,637	143,032	119,779	97,074	81,112
Treasury stock	(6,079)	(6,137)	(4,959)	(3,384)	(2,854)
	952,367	924,969	900,641	877,327	751,696
Accumulated other comprehensive income/(loss), net	10,311	5,270	(4,217)	(13,060)	(18,865)
Total Shareholders' Equity	962,678	930,239	896,424	864,267	732,831
Total Liabilities & Shareholders' Equity	$6,890,645	$6,824,886	$6,783,389	$6,747,659	$5,930,934

Common shares outstanding	51,482	51,461	51,414	51,361	47,270

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	3Q'19	2Q'19	1Q'19	4Q'18	3Q'18

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$2,106	$1,621	$762	$3,693	$800
Net charge-offs (recoveries) - acquired loans	5	220	201	56	(3)
Total Net Charge-offs (Recoveries)	2,111	1,841	963	3,749	797

TDR valuation adjustments	$40	$27	$35	$35	$36

Net charge-offs (recoveries) to average loans - non-acquired loans	0.17%	0.13%	0.06%	0.32%	0.08%
Net charge-offs (recoveries) to average loans - acquired loans	—	0.02	0.02	—	—
Total Net Charge-offs (Recoveries) to Average Loans	0.17	0.15	0.08	0.32	0.08

Provision for loan losses - non-acquired loans	$2,241	$2,326	$1,709	$2,343	$5,640
Provision for (recapture of) loan losses - acquired loans	10	225	(312)	(1)	134
Total Provision for Loan Losses	$2,251	$2,551	$1,397	$2,342	$5,774

Allowance for loan losses - non-acquired loans	$33,488	$33,393	$32,715	$31,803	$33,188
Allowance for loan losses - acquired loans	117	112	107	620	677
Total Allowance for Loan Losses	$33,605	$33,505	$32,822	$32,423	$33,865

Non-acquired loans at end of period	$4,010,299	$3,817,358	$3,667,221	$3,588,251	$3,383,571
Purchased noncredit impaired loans at end of period	962,609	1,057,200	1,147,432	1,222,529	662,701
Purchased credit impaired loans at end of period	13,381	13,581	13,788	14,434	13,051
Total Loans	$4,986,289	$4,888,139	$4,828,441	$4,825,214	$4,059,323

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.84%	0.87%	0.89%	0.89%	0.98%
Total allowance for loan losses to total loans at end of period	0.67	0.69	0.68	0.67	0.83
Purchase discount on acquired loans at end of period	3.76	3.76	3.80	3.86	2.25

End of Period
Nonperforming loans - non-acquired	$20,400	$15,810	$15,423	$15,783	$18,998
Nonperforming loans - acquired	5,644	6,986	6,990	10,693	7,142
Other real estate owned - non-acquired	5,177	66	831	386	418
Other real estate owned - acquired	1,574	1,612	1,725	3,020	1,203
Bank branches closed included in other real estate owned	6,842	9,365	9,365	9,396	3,094
Total Nonperforming Assets	$39,637	$33,839	$34,334	$39,278	$30,855

Restructured loans (accruing)	$12,395	$14,534	$14,857	$13,346	$13,797

Nonperforming loans to loans at end of period - non-acquired	0.51%	0.41%	0.42%	0.44%	0.56%
Nonperforming loans to loans at end of period - acquired	0.58	0.65	0.60	0.86	1.06
Total Nonperforming Loans to Loans at End of Period	0.52	0.47	0.46	0.55	0.64

Nonperforming assets to total assets - non-acquired	0.47%	0.37%	0.38%	0.38%	0.38%
Nonperforming assets to total assets - acquired	0.11	0.13	0.13	0.20	0.14
Total Nonperforming Assets to Total Assets	0.58	0.50	0.51	0.58	0.52

	September 30,	June 30,	March 31,	December 31,	September 30,
Loans	2019	2019	2019	2018	2018

Construction and land development	$326,324	$379,991	$417,565	$443,568	$376,257
Commercial real estate - owner occupied	1,025,040	1,005,876	989,234	970,181	829,368
Commercial real estate - non-owner occupied	1,285,327	1,184,409	1,173,183	1,161,885	897,331
Residential real estate	1,409,946	1,400,184	1,329,166	1,324,377	1,152,640
Consumer	217,366	215,932	206,414	202,881	192,772
Commercial and financial	722,286	701,747	712,879	722,322	610,955
Total Loans	$4,986,289	$4,888,139	$4,828,441	$4,825,214	$4,059,323

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	3Q'19			2Q'19			3Q'18
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,171,393	$8,802	3.01%	$1,169,891	$8,933	3.05%	$1,284,774	$9,582	2.98%
Nontaxable	21,194	164	3.09	24,110	179	2.96	31,411	283	3.60
Total Securities	1,192,587	8,966	3.01	1,194,001	9,112	3.05	1,316,185	9,865	3.00

Federal funds sold and other
investments	84,705	800	3.75	91,481	873	3.83	51,255	634	4.91

Loans, net	4,945,953	63,138	5.06	4,841,751	62,335	5.16	4,008,527	48,802	4.83

Total Earning Assets	6,223,245	72,904	4.65	6,127,233	72,320	4.73	5,375,967	59,301	4.38

Allowance for loan losses	(33,997)			(32,806)			(29,259)
Cash and due from banks	88,539			91,160			110,929
Premises and equipment	68,301			69,890			63,771
Intangible assets	227,389			228,706			165,534
Bank owned life insurance	125,249			124,631			121,952
Other assets	121,850			126,180			94,433

Total Assets	$6,820,576			$6,734,994			$5,903,327

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,116,434	$1,053	0.37%	$1,118,703	$1,150	0.41%	$939,527	$426	0.18%
Savings	522,831	531	0.40	513,773	586	0.46	444,935	170	0.15
Money market	1,173,042	2,750	0.93	1,179,345	3,089	1.05	1,031,960	1,501	0.58
Time deposits	1,159,272	6,009	2.06	1,089,020	5,724	2.11	779,608	2,975	1.51
Federal funds purchased and securities
sold under agreements to repurchase	75,785	300	1.57	91,614	355	1.55	204,097	463	0.90
Federal Home Loan Bank borrowings	68,804	414	2.39	51,571	329	2.56	222,315	1,228	2.19
Other borrowings	70,969	820	4.58	70,903	868	4.91	70,694	829	4.65

Total Interest-Bearing Liabilities	4,187,137	11,877	1.13	4,114,929	12,101	1.18	3,693,136	7,592	0.82

Noninterest demand	1,626,269			1,646,934			1,451,751
Other liabilities	60,500			61,652			30,150
Total Liabilities	5,873,906			5,823,515			5,175,037

Shareholders' equity	946,670			911,479			728,290

Total Liabilities & Equity	$6,820,576			$6,734,994			$5,903,327

Cost of deposits			0.73%			0.76%			0.43%
Interest expense as a % of earning assets			0.76%			0.79%			0.56%
Net interest income as a % of earning assets		$61,027	3.89%		$60,219	3.94%		$51,709	3.82%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,175,831	$26,854	3.05%	$1,323,164	$28,332	2.85%
Nontaxable	23,935	533	2.97	32,031	863	3.59
Total Securities	1,199,766	27,387	3.04	1,355,195	29,195	2.87

Federal funds sold and other
investments	89,084	2,591	3.89	52,253	1,835	4.70

Loans, net	4,875,975	187,808	5.15	3,943,617	140,635	4.77

Total Earning Assets	6,164,825	217,786	4.72	5,351,065	171,665	4.29

Allowance for loan losses	(33,260)			(28,660)
Cash and due from banks	93,171			111,781
Premises and equipment	69,700			64,708
Intangible assets	228,710			166,348
Bank owned life insurance	124,535			121,742
Other assets	128,016			90,888

Total Assets	$6,775,697			$5,877,872

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,088,605	$3,042	0.37%	$979,148	$1,368	0.19%
Savings	512,399	1,593	0.42	440,054	392	0.12
Money market	1,170,494	8,397	0.96	1,012,259	3,863	0.51
Time deposits	1,097,308	16,692	2.03	782,283	7,783	1.33
Federal funds purchased and securities
sold under agreements to repurchase	117,077	1,206	1.38	186,643	1,071	0.77
Federal Home Loan Bank borrowings	115,337	2,164	2.51	219,652	2,999	1.83
Other borrowings	70,903	2,585	4.87	70,623	2,333	4.42

Total Interest-Bearing Liabilities	4,172,123	35,679	1.14	3,690,662	19,809	0.72

Noninterest demand	1,628,634			1,446,488
Other liabilities	62,123			29,533
Total Liabilities	5,862,880			5,166,683

Shareholders' equity	912,817			711,189

Total Liabilities & Equity	$6,775,697			$5,877,872

Cost of deposits			0.72%			0.38%
Interest expense as a % of earning assets			0.77%			0.49%
Net interest income as a % of earning assets		$182,107	3.95%		$151,856	3.79%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2019	2019	2019	2018	2018

Customer Relationship Funding
Noninterest demand
Commercial	$1,314,102	$1,323,743	$1,298,468	$1,217,842	$1,182,018
Retail	241,734	251,879	275,383	259,318	233,472
Public funds	65,869	65,822	73,640	68,324	42,474
Other	31,222	28,360	28,518	24,118	30,725
Total Noninterest Demand	1,652,927	1,669,804	1,676,009	1,569,602	1,488,689

Interest-bearing demand
Commercial	342,376	323,818	289,544	211,879	167,865
Retail	622,833	634,099	646,522	650,490	655,429
Public funds	150,246	166,602	164,411	151,663	89,597
Total Interest-Bearing Demand	1,115,455	1,124,519	1,100,477	1,014,032	912,891

Total transaction accounts
Commercial	1,656,478	1,647,561	1,588,012	1,429,721	1,349,883
Retail	864,567	885,978	921,905	909,808	888,901
Public funds	216,115	232,424	238,051	219,987	132,071
Other	31,222	28,360	28,518	24,118	30,725
Total Transaction Accounts	2,768,382	2,794,323	2,776,486	2,583,634	2,401,580

Savings	528,214	519,732	508,320	493,807	451,958

Money market
Commercial	513,477	517,041	500,649	459,380	423,304
Retail	583,917	590,320	602,378	607,837	524,415
Public funds	61,468	65,610	89,043	106,733	89,221
Total Money Market	1,158,862	1,172,971	1,192,070	1,173,950	1,036,940

Brokered time certificates	458,418	268,998	367,841	220,594	192,182
Other time certificates	759,265	785,185	760,861	705,255	560,850
	1,217,683	1,054,183	1,128,702	925,849	753,032
Total Deposits	$5,673,141	$5,541,209	$5,605,578	$5,177,240	$4,643,510

Customer sweep accounts	$70,414	$82,015	$148,005	$214,323	$189,035

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'19	2Q'19	1Q'19	4Q'18	3Q'18	3Q'19	3Q'18

Net Income	$25,605	$23,253	$22,705	$15,962	$16,322	$71,563	$51,313

Total noninterest income	13,943	13,577	12,836	12,714	12,291	40,356	37,308
Securities losses, net	847	466	9	425	48	1,322	198
BOLI benefits on death (included in other income)	(956)	—	—	(280)	—	(956)	—
Total Adjustments to Noninterest Income	(109)	466	9	145	48	366	198
Total Adjusted Noninterest Income	13,834	14,043	12,845	12,859	12,339	40,722	37,506

Total noninterest expense	38,583	41,000	43,099	49,464	37,399	122,682	112,809
Merger related charges	—	—	(335)	(8,034)	(482)	(335)	(1,647)
Amortization of intangibles	(1,456)	(1,456)	(1,458)	(1,303)	(1,004)	(4,370)	(2,997)
Business continuity expenses - hurricane events	(95)	—	—	—	—	(95)	—
Branch reductions and other expense initiatives	(121)	(1,517)	(208)	(587)	—	(1,846)	—
Total Adjustments to Noninterest Expense	(1,672)	(2,973)	(2,001)	(9,924)	(1,486)	(6,646)	(4,644)
Total Adjusted Noninterest Expense	36,911	38,027	41,098	39,540	35,913	116,036	108,165

Income Taxes	8,452	6,909	6,409	4,930	4,358	21,770	15,329
Tax effect of adjustments	572	874	510	2,623	230	1,956	1,211
Taxes and tax penalties on acquisition-related BOLI redemption	—	—	—	(485)	—	—	—
Effect of change in corporate tax rate on deferred tax assets	(1,135)	—	—	—	—	(1,135)	(248)
Total Adjustments to Income Taxes	(563)	874	510	2,138	230	821	963
Adjusted Income Taxes	7,889	7,783	6,919	7,068	4,588	22,591	16,292
Adjusted Net Income	$27,731	$25,818	$24,205	$23,893	$17,626	$77,754	$55,192

Earnings per diluted share, as reported	$0.49	$0.45	$0.44	$0.31	$0.34	$1.38	$1.07
Adjusted Earnings per Diluted Share	0.53	0.50	0.47	0.47	0.37	1.50	1.15
Average diluted shares outstanding	51,935	51,952	52,039	51,237	48,029	51,996	47,903

Adjusted Noninterest Expense	$36,911	$38,027	$41,098	$39,540	$35,913	$116,036	$108,165
Foreclosed property expense and net gain/(loss) on sale	(262)	174	40	—	137	(48)	(460)
Net Adjusted Noninterest Expense	$36,649	$38,201	$41,138	$39,540	$36,050	$115,988	$107,705

Revenue	$74,891	$73,713	$73,610	$72,698	$63,853	$222,214	$188,839
Total Adjustments to Revenue	(109)	466	9	145	48	366	198
Impact of FTE adjustment	79	83	87	116	147	249	325
Adjusted Revenue on a fully taxable equivalent basis	$74,861	$74,262	$73,706	$72,959	$64,048	$222,829	$189,362
Adjusted Efficiency Ratio	48.96%	51.44%	55.81%	54.19%	56.29%	52.05%	56.88%

Average Assets	$6,820,576	$6,734,994	$6,770,978	$6,589,870	$5,903,327	$6,775,697	$5,877,872
Less average goodwill and intangible assets	(227,389)	(228,706)	(230,066)	(213,713)	(165,534)	(228,710)	(166,348)
Average Tangible Assets	$6,593,187	$6,506,288	$6,540,912	$6,376,157	$5,737,793	$6,546,987	$5,711,524

Return on Average Assets (ROA)	1.49%	1.38%	1.36%	0.96%	1.10%	1.41%	1.17%
Impact of removing average intangible assets and related amortization	0.12	0.12	0.12	0.09	0.08	0.12	0.08
Return on Average Tangible Assets (ROTA)	1.61	1.50	1.48	1.05	1.18	1.53	1.25
Impact of other adjustments for Adjusted Net Income	0.06	0.09	0.02	0.44	0.04	0.06	0.04
Adjusted Return on Average Tangible Assets	1.67	1.59	1.50	1.49	1.22	1.59	1.29

Average Shareholders' Equity	$946,670	$911,479	$879,564	$827,759	$728,290	$912,817	$711,189
Less average goodwill and intangible assets	(227,389)	(228,706)	(230,066)	(213,713)	(165,534)	(228,710)	(166,348)
Average Tangible Equity	$719,281	$682,773	$649,498	$614,046	$562,756	$684,107	$544,841

Return on Average Shareholders' Equity	10.73%	10.23%	10.47%	7.65%	8.89%	10.48%	9.65%
Impact of removing average intangible assets and related amortization	4.00	4.07	4.39	3.29	3.15	4.15	3.49
Return on Average Tangible Common Equity (ROTCE)	14.73	14.30	14.86	10.94	12.04	14.63	13.14
Impact of other adjustments for Adjusted Net Income	0.57	0.87	0.25	4.50	0.39	0.57	0.40
Adjusted Return on Average Tangible Common Equity	15.30	15.17	15.11	15.44	12.43	15.20	13.54

Loan interest income excluding accretion on acquired loans	$59,279	$58,169	$58,397	$55,470	$46,349	$175,845	$133,395
Accretion on acquired loans	3,859	4,166	3,938	4,089	2,453	11,963	7,240
Loan interest income[1]	$63,138	$62,335	$62,335	$59,559	$48,802	$187,808	$140,635
1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

GAAP TO NON-GAAP RECONCILIATION		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'19	2Q'19	1Q'19	4Q'18	3Q'18	3Q'19	3Q'18

Yield on loans excluding accretion on acquired loans	4.76%	4.82%	4.89%	4.77%	4.59%	4.82%	4.52%
Impact of accretion on acquired loans	0.30	0.34	0.33	0.35	0.24	0.33	0.25
Yield on loans	5.06	5.16	5.22	5.12	4.83	5.15	4.77

Net interest income excluding accretion on acquired loans	$57,168	$56,053	$56,923	$56,011	$49,256	$170,144	$144,616
Accretion on acquired loans	3,859	4,166	3,938	4,089	2,453	11,963	7,240
Net Interest Income[1]	$61,027	$60,219	$60,861	$60,100	$51,709	$182,107	$151,856

Net interest margin excluding accretion on acquired loans	3.64%	3.67%	3.76%	3.73%	3.64%	3.69%	3.61%
Impact of accretion on acquired loans	0.25	0.27	0.26	0.27	0.18	0.26	0.18
Net Interest Margin	3.89	3.94	4.02	4.00	3.82	3.95	3.79
1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.